EXHIBIT 99.8

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (the "Agreement") is made and entered into effective as of November 2, 2005, by and between ETOTALSOURCE, INC., a Colorado corporation (the "Company"), and CORNELL CAPITAL PARTNERS, LP, a Delaware limited partnership (the "Investor").

                                    RECITALS:

      WHEREAS, the Company and the Investor entered into an Standby Equity Distribution Agreement (the "Standby Equity Distribution"); a Registration Rights Agreement (the "Registration Rights Agreement"); an Escrow Agreement (the "Escrow Agreement"); and a Placement Agent Agreement (the "Placement Agent Agreement"), all of which are dated October 4, 2004 (collectively, the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement and Placement Agent Agreement are referred to as the "Transaction Documents").

      NOW, THEREFORE, for and in consideration of the promises and the mutual promises, conditions and covenants contained herein and in the Transaction Documents and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Termination. Each of the parties to this Agreement hereby terminate the Transaction Documents and the respective rights and obligations contained therein. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Transaction Documents.

      2.    Structuring Fees. The Investor shall retain all structuring fees.

      3. Commitment Fees. The Investor shall retain the commitment fee consisting of Three Million Eight Hundred Fifty Five Thousand (3,855,700) shares of common stock of the Company, which shall have "piggy-back" registration rights.

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      IN WITNESS WHEREOF, the parties have signed and delivered this Termination
Agreement on the date first set forth above.

ETOTALSOURCE, INC.                     CORNELL CAPITAL PARTNERS, LP

By: /s/ Michael Sullinger              By: Yorkville Advisors, LLC
   ------------------------------      Its: General Partner
   Name: Michael Sullinger
   Title: Chief Operating Officer

                                       By: /s/ Mark A. Angelo
                                           -------------------------------------
                                           Name:  Mark A. Angelo
                                           Title: Portfolio Manager